Exhibit 99.1

Contact:	George E. Biechler, 610-774-5997
Joseph P. Bergstein, 610-774-5609
PPL Corporation

PPL’s presentation to be webcast
from Edison Electric Institute’s Annual Financial Conference

ALLENTOWN, Pa. (Oct. 25, 2010) -- Senior management of PPL Corporation (NYSE: PPL) will make a presentation to investors and financial analysts at the Edison Electric Institute’s annual financial conference in California at 12:45 p.m. EDT, or 9:45 a.m. PDT, Tuesday, Nov. 2.
James H. Miller, PPL’s chairman, president and chief executive officer, will discuss PPL’s corporate strategy, growth opportunities and general business outlook.
The presentation will be available online live, in audio format along with slides, on PPL’s website at www.pplweb.com. For those who cannot listen to the live webcast of the presentation, a replay will be archived and will be accessible for 30 days on the website.
PPL Corporation, headquartered in Allentown, Pa., controls or owns nearly 12,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to more than 4 million customers in Pennsylvania and the United Kingdom. More information is available at www.pplweb.com.

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